CARLTON FIELDS	ATLANTA ORLANDO ST. PETERSBURG TALLAHASSEE TAMPA WEST PALM BEACH	MIAMI
ATTORNEYS AT LAW		4000 International Place 100 S.E. Second Street Miami, Florida 33131-9101
305.530.0050 305.530.0055 fax www.carltonfields.com

May 10, 2007

Health Systems Solutions, Inc. 405 N. Reo Street Suite 300 Tampa, FL 33609
Re:	Health Systems Solutions, Inc.
Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Health Systems Solutions, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form SB-2 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of 470,094 shares of the Company’s common stock, $0.001 par value (the “Shares”), by the selling stockholders named in the Registration Statement.

In providing our opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Articles of Incorporation and Bylaws of the Company; (ii) resolutions of the board of directors of the Company authorizing the offering and the issuance of the Shares and related matters; (iii) the Registration Statement and the exhibits thereto; and (iv) such other documents, records, papers, certificates of public officials and certificates of officers or directors of the Company as we deemed necessary in order to provide the opinion contained in this letter.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures on original documents; (ii) the authenticity of all documents submitted to us as certified, conformed, photostat, or otherwise; (iv) the conformity to original documents of all copies submitted to us as certified, conformed, photostat or otherwise; (v) the authenticity of the originals of such documents; and (vi) the accuracy and completeness of all corporate records made available to us by the Company. We have also assumed that all agreements and instruments executed by parties other than the Company are the valid, binding and enforceable obligations of such parties and that such individuals signing on behalf of such parties have been duly authorized to execute and deliver such agreements and instruments.

Health Systems Solutions, Inc.
May 10, 2007

As to the various questions of fact material to the opinion in this letter, we have relied, to the extent we deemed necessary, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without our having independently checked or verified the accuracy of such documents, records and instruments.

Based solely upon the foregoing, and in reliance thereon, we are of the opinion that subject to compliance with the pertinent provisions of the Securities Act, the Securities Exchange Act of 1934, and the securities or “blue sky” laws of the various states, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Registration Statement, the Shares will be duly and validly issued, fully paid, and non-assessable.

In providing the opinion in this letter, we are not passing on the laws of any jurisdiction other than the laws of the State of Florida and the securities laws of the United States of America. For purposes of providing the opinion in this letter,, we have assumed that the laws of the State of Nevada are identical to the laws of the State of Florida.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the caption “Legal Matters” in the prospectus comprising part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in with the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,
CARLTON FIELDS, P.A.
Linda C. Frazier

LCF/av